Exhibit 10.8

John Hancock Center 875 N. Michigan Avenue Suite 2626 Chicago, Illinois 60611 Toll Free: 866.331.5324 Fax: 520.844.2989

KGM FOUNDATION

E-COMMERCE| MULTI-MEDIA DEVELOPMENT

Prepared By: Audio Eye, Inc.

August 25, 2011

Customer Information:

CONTACT NAME:  KGM FOUNDATION

About Audio Eye

Founded in 2003, Audio Eye, Inc. (Audio Eye) is a wholly owned subsidiary of CMG Holdings, Inc. (CMGO.OB). Audio Eye, Inc. has developed patented, Internet content publication and distribution software that enables the creation of customized Internet software products and related services. We create and deliver highly scalable software applications. We are experts at developing customized software solutions that we’ve deployed over the years for our clients throughout the World.

MASTERS OF THE SOFTWARE DEVELOPMENT PROCESS - AUDIO EYE’S TEAM IS CMMI LEVEL 3 CERTIFIED

Capability Maturity Model Integration is a model for improvement and evaluation of software product development and maintenance. This model was developed by the Software Engineering Institute, from Carnegie Mellon University, and it’s constituted of five maturity levels. CMMI is currently being adopted by software companies looking for standardization and maturity of their processes based on best practices at an international level.

To learn more about Audio Eye, Inc. visit our corporate site www.creativemanagementgroup.com or www.Audioeye.com

This Agreement confirms the engagement by and between The Kenneth G. Mills Foundation, a Canadian Registered Charitable Organization (“KGM Foundation”), and Audio Eye, Inc., a Delaware corporation (“Audio Eye”), to provide and deliver services described on “Exhibit A” (the “Services”). KGM Foundation and AUDIO EYE, INC. are herein sometimes referred to collectively as the “Parties” and sometimes referred to individually as a “Party.”

Section 1.  Services

Subject to the terms and conditions provided in this Agreement, KGM Foundation hereby appoints AUDIO EYE, INC. on an exclusive basis to provide the services outlined in exhibit “A” for KGM Foundation E-Commerce and Media development as of the effective date of this Agreement.

Section 2.  Term

The term of this Agreement is (3) three months commencing on the date this Agreement is signed by a duly authorized KGM Foundation representative.

Section 3.  Compensation and Payment

KGM Foundation will compensate AUDIO EYE, INC. for the Services based upon the fee schedule provided in “Exhibit B.”

Audio Eye, Inc.

PO Box 34456

West Bethesda, MD 20817

866.331.5324

Section 4.  Proprietary Rights

In providing the Services, AUDIO EYE, INC. will utilize the AUDIO EYE, INC. Technology.  Nothing contained in this Agreement will be construed as conferring to KGM Foundation any rights by implication, estoppel or otherwise, under any intellectual property right. AUDIO EYE, INC. owns all rights; title and interest in and to the AUDIO EYE, INC. Technology and reserves all rights not expressly granted to KGM Foundation in this Agreement. “AUDIO EYE, INC. Technology" means all Technology developed solely by AUDIO EYE, INC. or by its subcontractors for AUDIO EYE, INC. or licensed by Audio Eye.  "Technology" means technological models, algorithms, design processes, logic diagrams, schematics, know-how, computer and electronic data processing and other apparatus programs and software (object code and source code), databases and documentation thereof, technical information, specifications, drawings, records, documentation, works of authorship or other creative works, websites, ideas, knowledge, data or the like, including copyrights, database rights, trade secrets and any other intellectual property right.

Section 5.  Confidentiality

In providing the Services, AUDIO EYE, INC. may reveal to KGM Foundation certain proprietary information from which AUDIO EYE, INC. derives economic value, actual or potential, from such information not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.  This proprietary information, including without limitation, the AUDIO EYE, INC. Technology, is hereinafter referred to collectively as the “Protected Information.”  As a condition to AUDIO EYE, INC. sharing with, KGM Foundation, whether in writing or orally, any Protected Information, KGM Foundation hereby acknowledges and agrees with AUDIO EYE, INC. as follows:

(a)	The Protected Information, whether now or hereafter furnished to KGM Foundation in whole or in part, is confidential.

(b)	Audio Eye’s and KGM Foundation’s business and prospects could be damaged if its Protected Information is disclosed to third parties without Audio Eye and KGM Foundation consent.

(c)
KGM Foundation will keep confidential and refrain from disclosing or divulging to any person Audio Eye’s Protected Information without Audio Eye’s prior written consent (other than disclosures to KGM Foundation agents, representatives or employees who will be bound by the terms of this Agreement and advised that Audio Eye’s Protected Information must be treated as confidential).

(d)
Audio Eye will keep confidential and refrain from disclosing or divulging to any person KGM Foundation Protected Information without KGM Foundation’s prior written consent (other than disclosures to Audio Eye agents, representatives or employees who will be bound by the terms of this Agreement and advised that KGM Foundation Protected Information must be treated as confidential).

(e)	KGM Foundation will not use Audio Eye’s Protected Information (nor permit the use thereof) in a manner or for a purpose detrimental to Audio Eye’s business.

(f)	Audio Eye will not use KGM Foundation’s Protected Information (nor permit the use thereof) in a manner or for a purpose detrimental to KGM Foundation business.

KGM Foundation and Audio Eye’s obligation of confidentiality with respect to Protected Information, which constitutes trade secrets under the Uniform Trade Secrets Act, (or other similar applicable law) will run for as long as such information remains a trade secret. KGM Foundation and Audio Eye’s obligation of confidentiality with respect to Protected Information that is not covered under the Uniform Trade Secrets Act (or other similar applicable law) will run for three (3) years from the date this Agreement terminates.

Section 6.  Authority

The Parties each warrants and represents to the other that (i) it is duly organized, validly existing and in good standing under the laws of its state of formation; (ii) it has the full power to enter into this Agreement and to grant the rights set forth herein; (iii) this Agreement, when executed and delivered by such Party, will be the legal, valid and binding obligation of such Party enforceable against it in accordance with its terms; and (iv) the execution, delivery and performance of this Agreement by such Party does not conflict with, or constitute a breach or default under, any provision of any agreement, contract, commitment or instrument to which it is a party

Section 7.  Limitation of Liability

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT AUDIO EYE'S OBLIGATIONS EXPRESSLY ASSUMED IN EXHIBIT “A”; PROVIDED FURTHER THAT THE EXCLUSION OF PUNITIVE DAMAGES SHALL APPLY IN ANY EVENT.

Section 8.  Termination

Either Party may suspend performance and/or terminate this Agreement immediately upon written notice at any time if the other Party is in material breach of this Agreement, and fails to cure that breach within thirty (30) days after written notice thereof (except for failure to pay in which case such breach must be cured within ten (10) days).

Section 9.  Independent Contractor Status

Nothing contained herein is to be construed as establishing a partnership, joint venture, employment or other business relationship between the Parties other than that of independent contractors.

Section 10.  Governing Law; Injunctive Relief

This Agreement will be deemed to have been executed in the State of Arizona and will be governed and construed as to both substantive and procedural matters in accordance with the laws of the State of Arizona.  Because damages at law will be an inadequate remedy for breach of any of the covenants, promises and agreements contained in Sections 3 and 4, the aggrieved Party shall be entitled to injunctive relief in any court of competent jurisdiction, including specific performance or an order enjoining the breaching Party from any threatened or actual breach of such covenants, promises or agreements. The rights set forth in this Section shall be in addition to any other rights, which the aggrieved Party may have at law or in equity.

Section 11.  Notices

Notices provided under this Agreement must be in writing and deemed to have been effectively given when delivered personally, sent by private express mail service (such as Federal Express), or sent by registered or certified mail (return receipt requested) to the address set forth below or to such other address as a Party has furnished in writing to the other Party in accordance with this Section.

Audio Eye, Inc.

Nathan Bradley, President & CEO

9070 S. Rita Road, Suite 1550

Tucson, AZ 85747

866.331.5324

Kenneth G. Mills Foundation

290 Healey Road, Suite 1A

Bolton, Ontario L7E 1C9

Section 12.  Assignment

Neither Party may assign or transfer this Agreement, without the other Party’s prior written consent and any attempted assignment, transfer nor shall delegate without such prior written consent be voidable at the sole option of such other Party. Notwithstanding the foregoing, each Party (or its successive assignees or transferees hereunder) may, without such consent, assign this Agreement to an entity that succeeds to all or substantially all of the business or assets of such Party as long as such entity agrees to accept all of the terms set forth herein.  Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties and their permitted successors and assigns.

Section 13.  Press Releases

Neither Party will issue any press release or make any public announcements relating to this Agreement without the prior consent of the other Party except to the extent required by applicable law.

Section 14.  General

This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, with respect to such subject matter, and the parties have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.  This Agreement may be amended only by a written instrument executed and delivered by a duly authorized officer of each of the Parties.  No failure or delay by the Parties in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.  If any provision of this Agreement is adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable.  Neither Party shall be liable hereunder by reason of any failure or delay in the performance of its obligations hereunder during any event of force majeure.

KGM Foundation	Audio Eye, Inc.
a Delaware corporation

By: ______________________________________________	By: __________________________________________________

Name: ____________________________________________	Name: ________________________________________________

Title: _____________________________________________	Title: _________________________________________________

Date: _____________________________________________	Date: _________________________________________________

SCOPE OF WORK (SOW) EXHIBIT “A”

KGM Foundation is engaging Audio Eye to create an all inclusive media E-Commerce platform, which will allow for sales distribution of media content (audio, video, and e-book) over the internet. KGM Foundation is also seeking to create an intranet wherein members can upload (images, video, audio) and have the ability to share feedback. Audio Eye will design and create listed functionalities:

Admin - Manage eBooks - The admin will create the eBooks using any 3rd party website, create a zip file of the eBook and upload the zip file via this feature.  The system will provide the ability to add/edit/delete eBooks (zip files) and corresponding preview file.

Admin - Manage Videos - The admin will be able to Add/Edit/Delete videos from this feature.

Admin - Manage Subscription Content - The admin will be able to Add/Edit/Delete subscription content. The admin will be able to include/bundle multiple types files/items. Can select any existing product or can create new items.

Admin - View subscription report - A list of subscribed users can be viewed in this report.

Admin - View payment report - A breakup of the subscription payments can be viewed in this report.

Frontend - Subscription for Packages - User will be able to view the list of eBooks and buy via PayPal (This only allows review and Pay for it using credit card or PayPal account).

Frontend - Account Login - The user will be able to login in to the subscription area.

Frontend - My Account – The user will be able to update profile information and change password.

Frontend - My Subscription report - The user will be able to view a subscription report.

Frontend - Preview/download eBooks - The user will be able to preview and download eBooks from this page. (This area they will only be able to download after purchase is made).

Frontend - Preview/download Videos/Audio - The user will be able to preview and download videos from this page. (This area they will only be able to download after purchase is made).

System - Monthly recurring fee deduction functionality - The user has to enter his PayPal credentials during subscription. The system will store this information and will use it for deducting monthly fee automatically.

Additional Services

Audio Eye agrees to provide at no charge consulting and other services and may be required to identify and remedy any errors or malfunctions that are discovered in the Subject Software and the Documentation.  Audio Eye will respond diligently to report of such errors and malfunctions and will use its best efforts to correct same. Audio Eye will at no charge coordinate with KGM Foundation personnel to provide appropriate training.

Estimated Milestone

Task	Description	Date(s)
Design and mock-ups phase	Audio Eye will provide 2 mock-ups based off Scope of Work (S.O.W.)	TBD
Development Starts	Based on KGM Foundation approval – Audio Eye begins development	TBD
Milestone Based Delivery	Based on the final plan outcomes we will provide milestone productions up to the final milestone, which is project completion.	TBD

AUDIO EYE RATE STRUCTURE EXHIBIT “B”

Services	Description	Rate
Custom Software Development	Software Development |Design and Creative Services Quality Assurance Testing Integration & Turn Up of Service	$95.00 Per Hour Estimate 226 Hours $21,470.00
Additional Custom Development	(1 hour minimum) Additional programming, design, production or encoding will be charged at $95/hour
Payment Schedule	1/3 Due upon contract execution 1/3 Due upon delivery of testing/beta environment 1/3 Due at project completion	$7,085.00 $7,085.00 $7,300.00